EXHIBIT 5(B)


                            THELEN REID & PRIEST LLP
NEW YORK                        ATTORNEYS AT LAW
SAN FRANCISCO                 40 WEST 57TH STREET
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SAN JOSE                     www. thelenreid.com


                                        July 20, 2000

Minnesota Power, Inc.
30 West Superior Street
Duluth, Minnesota 55802

Ladies and Gentlemen:

          Referring to the proposed issuance and sale from time to time by Minnesota Power, Inc. (Company) of one or more proposed new series of the Company's first mortgage bonds (Bonds) and unsecured debt securities (Debt Securities) in a principal amount not to exceed in the aggregate $400,000,000, as contemplated in the registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

          2. With respect to those Bonds which are to be issued at any one time (Offered Bonds), all action necessary to make the Offered Bonds valid, legal and binding obligations of the Company will have been taken when:

          (a) The Minnesota Public Utilities Commission (MPUC) shall have issued an order or orders authorizing the issuance and sale of the Offered Bonds;

          (b) At a meeting or meetings of the Company's Board of Directors or Executive Committee of the Board of Directors (i) action shall have been taken to approve and authorize (a) the issuance and sale of the Offered Bonds, and (b) the execution and delivery of an appropriate Supplemental Indenture to the Company's Mortgage and Deed of Trust, dated as of September 1, 1945 (Mortgage), with Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes, successor), as Trustees, as supplemented, and (ii) any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds shall have been taken;

          (c) The aforementioned Supplemental Indenture shall have been duly executed and delivered to the parties thereto; and

          (d) The Offered Bonds shall have been issued and delivered for the consideration contemplated in the registration statement and any prospectus supplement relating to the Offered Bonds and in accordance with the provisions of the Company's Mortgage, as


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               heretofore supplemented and to be further supplemented by the aforementioned Supplemental Indenture.

          3. With respect to those Debt Securities which are to be issued at any one time (Offered Debt Securities), all requisite action necessary to make the Offered Debt Securities valid, legal and binding obligations of the Company shall have been taken when:

          (a) The MPUC shall have issued an order or orders authorizing the issuance and sale of the Offered Debt Securities;

          (b) At a meeting or meetings of the Company's Board of Directors or the Executive Committee of the Board of Directors (i) action shall have been taken to approve and authorize (a) the issuance and sale of the Offered Debt Securities, and (b) the execution and delivery of an indenture (Indenture) pursuant to which the Debt Securities are to be issued and an appropriate Officer's Certificate (Certificate) under the Indenture and (ii) any other action necessary to the consummation of the proposed issuance and sale of the Offered Debt Securities shall have been taken;

          (c) The Indenture shall have been duly executed and delivered by an appropriate officer of the Company and by the trustee thereunder; and

          (d) The Certificate shall have been duly executed and delivered by an appropriate officer of the Company; and

          (e) The Offered Debt Securities shall have been duly executed, authenticated, issued and delivered for the consideration contemplated in the registration statement and any prospectus supplement relating to the Offered Debt Securities and in accordance with the provisions of the Indenture, as heretofore supplemented and to be further supplemented by the aforementioned Certificate.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Minnesota. As to all matters governed by the laws of the State of Minnesota, we have relied with your consent upon an opinion of even date herewith addressed to you by Philip R. Halverson, Esq., Vice President, General Counsel and Secretary of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the Prospectus included in the Registration Statement under the caption "Legal Opinions."

                                        Very truly yours,

                                        /S/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP


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